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                                                                     EXHIBIT 2.1

                  Amendment No. 1 to Stock Purchase Agreement


         THIS AMENDMENT (this "Amendment") is dated as of May 30, 1998.

         WHEREAS, the persons party hereto, together with the other shareholders of LFD Holding Corp. (the "Company"), are parties to a Stock Purchase Agreement dated as of May 12, 1998 (the "Agreement") (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement);

         WHEREAS, the Agreement incorrectly described certain unvested shares of capital stock held by Bela Szigethy and Alan Walther (the "Option Stock Holders") as unvested options;

         WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, and of the mutual benefit derived hereby, the parties, intending to be legally bound, agree as follows:

1. References in the Schedule of Sellers to "Unvested Options" shall be amended to read "Unvested Common Stock". All shares of Unvested Common Stock shall constitute "Shares" for purposes of the Agreement.

2. Purchaser and the Option Stock Holders agree that, notwithstanding anything in the Agreement to the contrary, the purchase price for each share of Unvested Common Stock shall be $0.01 (i.e., an aggregate amount of $49.61 for the $4,961 shares of Unvested Common Stock held by the Option Stock Holders).

3. Except as provided above, the Agreement shall remain in full force and effect.

4.       This Amendment may be executed in one or more counterparts.


                                   * * * * *
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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.
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
                                                                    BROUGHTON FOODS COMPANY


                                                                    BY:/s/  Philip E. Cline
                                                                       -------------------------------------
                                                                    ITS:      PRESIDENT


                                                                    /s/ Bela Szigethy
                                                                    ----------------------------------------
                                                                    Bela Szigethy


                                                                    /s/ Alan Walther
                                                                    ----------------------------------------
                                                                    Alan Walther



ACKNOWLEDGED AND AGREED TO

KEY EQUITY CAPITAL CORPORATION


BY:/s/ John F. Kirby
   ----------------------------------------------

ITS:
    ---------------------------------------------


LFD HOLDING CORP.


BY:/s/ John F. Kirby
   ----------------------------------------------

ITS:
    ---------------------------------------------
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